                                                                  EXHIBIT 10.18

                                                                    CONFIDENTIAL

                       EXCLUSIVE REPRESENTATION AGREEMENT

         This Agreement made this 31st day of July, 1997 (the "Effective Date") by and between Censtor Corp., a corporation organized and existing under the laws of the State of California and having a place of business at 2105 Hamilton Avenue, Suite #270, San Jose, CA 95125 (hereinafter "Censtor"), and I.P. Managers, Inc. a corporation organized and existing under the laws of the State of California, having a place of business at 1700 S. El Camino Real, Suite #420, San Mateo, CA 94402 (hereinafter "IPM").

                                    RECITALS

         WHEREAS, Censtor is the owner of certain proprietary rights with respect to Censtor Technology (as defined below).

         WHEREAS, Censtor has granted licenses to several companies ("Existing Licensees," as defined below) to manufacture and sell certain products covered by the Censtor Technology.

         WHEREAS, Censtor desires to engage IPM as its exclusive representative with respect to the licensing and sale of, and the enforcement of Censtor's intellectual property rights in and to, the Censtor Technology, and IPM desires to accept such engagement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the agreements and conditions hereinafter set forth, the parties hereto agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         1.1    "Action" has the meaning set forth in Section 2.1(b) below.

         1.2 "Censtor Technology" shall mean the following items which are owned by Censtor (or licensed by Censtor from others with the right to grant sublicenses) during the term of this Agreement:

                (a) the patents and patent applications listed in Exhibit A hereto, and all divisions, continuations, continuations-in-part, and substitutions thereof ("Censtor Patents"); and

                (b) all trade secrets, technology, know-how and manufacturing processes related thereto ("Censtor Know-How").

         1.3    "Confidential Information" has the meaning set forth in
Section 8.1 below.

         1.4 "Enforcement Activities" has the meaning set forth in Section 2.1(b) below.

                                                                    CONFIDENTIAL

         1.5 "Enforcement Proceeds" shall mean royalties or other payments received by or on behalf of Censtor from a Licensee or other third party as a direct result of IPM's Enforcement Activities hereunder, including amounts recovered in an Action by way of judgment, settlement agreement, royalty payments received from Licensees as a result of such Action, or future royalties received pursuant to License Agreements entered into with any defendant(s) to such Action subsequent to the final disposition in Censtor's favor of any dispositive motion.

         1.6 "Existing Licensees" shall mean the companies listed in Exhibit B hereto with whom Censtor has entered into License Agreements prior to the Effective Date.

         1.7 "License Agreement" shall mean a written agreement entered into between Censtor and a Licensee pursuant to which Censtor grants (or has granted) licenses for the manufacture and sale of certain products covered by the Censtor Technology.

         1.8 "Licensees" shall mean Existing Licensees and New Licensees collectively.

         1.9 "Licensing Activities" has the meaning set forth in Section 2.1(a) below.

         1.10 "Net Payments" shall mean amounts paid by Licensees or other third parties to either party as a direct result of IPM's Licensing Activities or as Enforcement Proceeds, less the applicable amount of Reimbursables then due to either party, if any.

         1.11 "New Licensees" shall mean the companies not listed in Exhibit B with whom Censtor enters into License Agreements during the term of this Agreement as a direct result of IPM's efforts in its capacity as Censtor's exclusive licensing representative as authorized hereunder.

         1.12 "Prosecution Activities" has the meaning set forth in Section 2.1(c) below.

         1.13 "Reimbursables" shall mean each party's respective out-of-pocket costs and expenses incurred as a direct result of Licensing Activities, Enforcement Activities, and/or Prosecution Activities, including without limitation attorneys' fees (whether paid on a contingency basis or otherwise), consultants' fees, and travel expenses, provided that any and all such costs and expenses are reasonable. Reimbursables shall not include compensation paid to principals and employees of either party.

2.       AUTHORITY OF IPM

         2.1 Exclusive Licensing Representative. Subject to the terms and conditions set forth herein, Censtor hereby authorizes IPM to act as its exclusive licensing representative during the term of this Agreement. As Censtor's exclusive licensing representative, IPM will have the authority to engage in the following activities on behalf of Censtor but shall not have authority to bind Censtor.

                                                                    CONFIDENTIAL

                (a) Licensing Activities. IPM may (i) contact and discuss with Existing Licensees the status of such Existing Licensees' compliance with the terms and conditions of such Existing Licensees' respective License Agreements, and renegotiate such License Agreements, subject to Censtor's written approval, which approval will not be unreasonably withheld; and (ii) identify potential New Licensees, and discuss and negotiate with each such New Licensee the terms and conditions of a License Agreement, subject to Censtor's written approval of such License Agreement, which approval will not be unreasonably withheld (collectively, "Licensing Activities").

                (b) Enforcement Activities. IPM may coordinate on Censtor's behalf the initiation and prosecution of any action, suit or proceeding (including any declaratory judgment action) (collectively, an "Action") with respect to infringement by any third party of Censtor Technology, subject to Censtor's written approval, which approval will not be unreasonably withheld, and Censtor will cooperate fully with IPM in connection with any such Action (collectively, "Enforcement Activities"). To the extent that Censtor has sufficient funds available, such Enforcement Activities shall be undertaken at Censtor's expense. In the event that Censtor does not or ceases to have sufficient funds available, IPM may, at its discretion, elect to assume financial responsibility for the costs and expenses associated with the continuation of such Enforcement Activities (including without limitation all related legal fees and costs, whether paid on a contingency basis or otherwise), provided that in consideration thereof, IPM's commission with respect to such continued Enforcement Activities shall be as set forth in Section 5.1(b).

                (c) Patent Prosecution Activities. IPM may coordinate on Censtor's behalf, at Censtor's expense, the prosecution and maintenance of the Censtor Patents for their full term, and the preparation, filing, prosecution and maintenance of any additional patents, including reissues, continuations, divisions, and continuations in part and any interferences, re-examinations, extensions of claims and opposition proceedings relating thereto (collectively, "Prosecution Activities"). IPM shall consult with Censtor regarding the conduct of all such Prosecution Activities, and shall obtain Censtor's written approval with respect to expenses related thereto, which approval will not be unreasonably withheld. In the event that Censtor does not or ceases to have sufficient funds available, IPM may, at its discretion, elect to assume financial responsibility for the costs and expenses associated with the continuation of such Prosecution Activities. IPM shall be entitled to be reimbursed for Reimbursables incurred by IPM with respect to such continued Prosecution Activities, provided that such reimbursement shall be deducted from proceeds received in connection with Licensing Activities as a direct result of such Prosecution Activities.

        2.2 Counsel. In connection with IPM's performance of the foregoing activities, IPM may engage for Censtor counsel of IPM's choice, subject to Censtor's written approval, which approval will not be unreasonably withheld.

        2.3 IPM Due Diligence. IPM shall use due diligence in exercising its authority on behalf of Censtor with respect to the foregoing activities.


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                                                                    CONFIDENTIAL

3.      COOPERATION

        3.1 Delivery of Patents. Censtor has delivered or will furnish to IPM copies of the Censtor Patents and their respective file histories and shall promptly advise IPM as to any changes in the status of the Censtor Patents.

        3.2 Delivery of Censtor Know-How. On the Effective Date, Censtor shall deliver to IPM the Censtor Know-How contained in the Censtor technical information packet described in Exhibit C attached hereto.

        3.3 Inquiries. Censtor shall refer to IPM all inquiries and solicitations received from third parties with respect to obtaining a license to Censtor Technology.

        3.4 Censtor Technical Documents. Censtor shall, upon request and without charge to IPM, provide IPM with copies of all manuals, catalogs and publications in Censtor's possession relating to the use, promotion and sale of the products covered by the Censtor Technology.

        3.5 Licensee Technical Documents. IPM shall furnish to Censtor copies of the publications and catalogs acquired by IPM from Licensees relating to the specification and use of the products covered by the Censtor Technology.

4.      REPRESENTATIONS

        4.1     By Censtor. Censtor represents that as of the Effective Date,
Censtor: (i) owns the Censtor Technology and has the right to enter into new License Agreements, subject to the License Agreements with Existing Licensees, current copies of which will be provided to IPM (as well as any amendments thereto); and (ii) has disclosed or made available to IPM all agreements, documents, data, files and business information in Censtor's possession (including without limitation facts, records and correspondence) related to the Censtor Technology (including without limitation information with respect to encumbrances, infringement issues, and the validity of the Censtor Patents), which information IPM has reviewed, and Censtor has not failed to disclose or make available any material information.

        4.2 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE CENSTOR TECHNOLOGY IS PROVIDED WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.


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
                                                                    CONFIDENTIAL

5.       COMPENSATION

         5.1 Commission. IPM's sole compensation under the terms of this Agreement shall be a commission calculated as follows:

                (a) Licensing Activities. With respect to any Net Payment paid by a Licensee to either party as a direct result of IPM's Licensing Activities hereunder, IPM will receive a commission of fifteen percent (15%) of each such Net Payment;

                (b) Enforcement Activities. With respect to any Net Payment paid by a Licensee or other third party as Enforcement Proceeds, IPM will receive a commission of twenty-five percent (25%) of each such Net Payment. Notwithstanding the foregoing, in the event IPM assumes financial responsibility for the continuation of Enforcement Activities, as provided for in Section 2.1(b), IPM's commission with respect to any Enforcement Proceeds received as a direct result of such continued Enforcement Activities will be forty five percent (45%) of the gross amounts received as such Enforcement Proceeds, less any Reimbursables, except that IPM shall not be reimbursed for any Reimbursables incurred by IPM with respect to attorneys' fees and other legal costs and expenses (whether paid on a contingency basis or otherwise) in connection with such continued Enforcement Activities.

        5.2 TDK Negotiations. IPM acknowledges and agrees that as of the Effective Date, Censtor is negotiating a License Agreement with TDK with respect to certain Censtor Technology (the "TDK Agreement"). Notwithstanding the provisions of Section 5.1, in the event that Censtor and TDK enter into the TDK Agreement on or before September 30, 1997, Censtor will pay IPM a commission of ten percent (10%) of the Net Payments Censtor receives under the TDK Agreement. In the event that Censtor and TDK enter into the TDK Agreement after such date, IPM will receive a commission commensurate with its activities with respect to the TDK Agreement in accordance with the provisions of Section 5.1(a) or 5.1(b), as appropriate.

        5.3 Purchase of Assets. If as a direct result of IPM's activities under this Agreement Censtor and a third party enter into a written agreement with respect to the disposition of Censtor Technology as part of a purchase of Censtor's assets or a sale of Censtor's patent portfolio, IPM will receive a commission commensurate with its activities with respect to such agreement in accordance with the provisions of Section 5.1(a).

6.       PAYMENTS; REPORTS

         6.1    Payments.

                (a) Within thirty (30) days after the end of each calendar quarter, each party shall deliver to the other party a statement detailing on a per transaction basis, (i) all amounts received, if any, by such party from Licensees and/or other third parties in connection with this Agreement during




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
                                                                    CONFIDENTIAL

such quarter, and (ii) all costs and expenses incurred by such party as Reimbursables during such quarter; and

                (b) Within fifteen (15) days thereafter, (i) Censtor shall remit to IPM an amount representing IPM's commission with respect to each transaction during such quarter and the related Reimbursables owed to IPM for each such transaction, and a statement of accounting with respect to the calculation of such amount; and (ii) IPM shall remit to Censtor an amount representing the payments, if any, IPM received during such quarter on Censtor's behalf directly from a Licensee and/or other third party (i.e., amounts owed to Censtor as royalties, Enforcement Proceeds, or otherwise), less the applicable commission due to IPM with respect to such payments and IPM's related Reimbursables, and a statement of accounting with respect to the calculation of such amount.

        6.2 Currency. All payments due hereunder shall be made in United States dollars. Amounts based in foreign currencies shall be converted to United States dollars according to the official exchange rate published in the Western Edition of the Wall Street Journal on the last publication day during the quarter for which such amounts are being paid.

        6.3 Records; Audit Rights. Each party shall keep at its principal place of business, accurate and complete records of all royalties, Enforcement Proceeds, and other payments received, and all Reimbursables incurred, in connection with this Agreement, and of all information related to the Licensing Activities, Enforcement Activities, and Prosecution Activities associated therewith. These records shall be retained for a period of three (3) years from the expiration or termination of this Agreement. Upon thirty (30) days written notice, each party shall have the right to examine and audit, not more than once a year, during normal business hours and at its expense, all such records of the other party. Prompt adjustment shall be made by the audited party to compensate for any errors and/or omissions disclosed by such examination or audit which result in an underpayment of amounts due to the other party hereunder. Should the amount of any such error and/or omission exceed five percent (5%) of the total amounts due for the period under audit, then upon request by the other party, the audited party shall pay for the cost of the audit.

        6.4 Reports. Within thirty (30) days after the end of each calendar quarter, IPM shall deliver to Censtor a report detailing any and all potential New Licensees and/or defendants to an Action IPM has contacted and with whom IPM has entered into discussions or negotiations. Such report shall include the names of the contact people, the dates of discussions or negotiations, and the status of all Licensing Activities, Enforcement Activities, and Prosecution Activities undertaken by IPM pursuant to this Agreement.

7.      TERM AND TERMINATION

        7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effect until the later of either the expiration of the period during which a claim could be made under the last to expire Censtor Patent or the expiration of the last existing License



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                                                                    CONFIDENTIAL

Agreement negotiated by IPM under this Agreement, unless sooner terminated in accordance with the provisions of this Section 7.

        7.2 Termination for IPM Insolvency. Censtor may terminate this Agreement, effective immediately upon written notice to IPM, (i) upon the institution by or against IPM of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of IPM's debts, (ii) upon IPM's making an assignment for the benefit of creditors, or (iii) upon IPM's dissolution or cessation of business.

        7.3 Termination for Breach. If either party defaults in the performance of any provision of this Agreement, then the nondefaulting party may give written notice to the defaulting party that if the default is not cured within ninety (90) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the ninety-day period, then the Agreement shall automatically terminate at the end of that period.

        7.4 Termination for Convenience by Censtor. At any time after December 31, 1999, Censtor may terminate this Agreement upon ninety (90) days written notice to IPM.

        7.5 Termination for Convenience by IPM. IPM shall have the right to terminate this Agreement on ninety (90) days written notice to Censtor.

        7.6 Effect of Termination. Termination of this Agreement shall not affect the continuing validity of, and the continuing interest of IPM in, any License Agreement entered into, or any Enforcement Proceeds resulting from an Action concluded, during the term of this Agreement. In addition, if Censtor terminates this Agreement pursuant to Section 7.4 and within a twelve (12) month period from the effective date of such termination Censtor enters into a License Agreement or successfully concludes an Action as a direct result of Licensing Activities or Enforcement Activities, respectively, that IPM had been actively engaged in during the preceding six (6) month period, IPM shall be entitled to receive its commission with respect to such activities, in accordance with the applicable provisions of this Agreement, provided that IPM had complied with its reporting obligations under Section 6.4.

        7.7 Survival. Sections 4, 7, 8, 9, 10, and any outstanding payment obligations hereunder shall survive expiration or termination of this Agreement.

8.      CONFIDENTIAL INFORMATION

        8.1 Definition. As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by one party to the other during the term of this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other in the course of the performance of this



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                                                                    CONFIDENTIAL


Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. As used herein, "Confidential Information" may include, without limitation, the License Agreements, know-how, inventions, prototypes, materials, processes, process equipment, designs, specifications, and certain technical data, business and financial data, product information, patent applications, and documents relating to the development, manufacturing, testing, and marketing of products disclosed by either party to the other directly in writing or by drawings or inspection of parts or equipment.

        8.2 Nondisclosure. Each party shall treat as strictly confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement.

        8.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

                (a) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

                (b) was known to the receiver without restriction at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure and was not acquired directly or indirectly from a third party under obligation of confidentiality to the disclosing party;

                (c) is disclosed with the prior written approval of the discloser;

                (d) was independently developed by the receiver without any use of the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

                (e) becomes known to the receiver without restriction from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or



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                                                                   CONFIDENTIAL


                (f) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advance notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

        8.4 Binding Other Parties. Each party shall obtain the execution of proprietary nondisclosure agreements with its subsidiaries, employees, agents and consultants having access to Confidential Information of the other party, and shall exercise due care in administering such agreements.

        8.5 Rights Under Breach. Each party acknowledges that the other party's Confidential Information is an extremely valuable business asset, the misuse or improper disclosure of which would cause irreparable harm to the interest of such party. Accordingly, if either party breaches any of its obligations under this Section 8, the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages. In addition, the parties agree upon request to cooperate in efforts seeking to enjoin the subsequent wrongful disclosure of Confidential Information by third parties to whom such information was disclosed by a receiving party hereunder.

9.      INDEMNIFICATION

        IPM shall indemnify, defend and hold harmless Censtor and its directors, officers, employees and agents from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from any claim, suit or proceeding brought by a third party arising out of or in connection with any actions of IPM that exceed the scope of the authority granted to IPM hereunder.

10.     GENERAL PROVISIONS

        10.1 Minimum Damages. In the event Censtor wrongfully terminates this Agreement, Censtor acknowledges that IPM's current hourly billing rate is Two Hundred and Fifty Dollars ($250).

        10.2 Limitation of Liability. CENSTOR'S LIABILITY ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED BY CENSTOR HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

        10.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective when mailed by registered or certified mail,



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                                                                   CONFIDENTIAL


postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

        10.4 Severability of Provisions. If any Section, provision, or clause thereof in this Agreement shall be, found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

        10.5 Disclosure. Neither IPM nor Censtor will voluntarily disclose to any person, firm or corporation the contents of this Agreement unless under a protective order, or ordered by a court of law, or as otherwise required by the SEC, or under a confidential disclosure agreement; provided, however, that IPM is authorized to issue public statements related to its authority to act as Censtor's exclusive representative hereunder.

        10.6 Settlement of Disputes; Choice of Law. The parties hereto shall use their best endeavors to settle by mutual agreement any disputes, controversies or differences which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies or differences cannot be settled between the parties, they shall be finally resolved by binding arbitration in San Jose, California, in accordance with the then-current Rules of Practice and Procedure of Judicial Arbitration and Mediation Services, Inc. ("JAMS") by an arbitration panel selected in accordance with said rules. The arbitrators shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law or arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for temporary, preliminary, or final injunctive or other equitable relief without breach of this arbitration provision.

        10.7 Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

        10.8 Assignment. IPM may not, directly, indirectly, or by a change in control, assign or delegate this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Censtor.

        10.9 Counterparts. This Agreement may be executed in two (2) or more counterparts all of which, taken together, shall be regarded as one and the same instrument.



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                                                                   CONFIDENTIAL


        10.10 Relationship of Parties. The relationship of Censtor and IPM established by this Agreement is that of independent contractors. Nothing contained herein or done in pursuance of this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other, or constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

        10.11 Modification. No alteration, amendment, waiver, cancellation or any other in any term or condition of this Agreement shall be valid or binding on either party unless same shall have been mutually assented to in writing by both parties.

        10.12 Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

        10.13 Entire Agreement. The terms and conditions herein constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

        10.14 Section Headings and Language. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.




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                                                                   CONFIDENTIAL


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed as of the below indicated dates.

                                           CENSTOR CORPORATION


Date:   7/31/97                            By:   /s/ RUSSELL M. KRAPF
     --------------------------------         ----------------------------------
                                           Name: Russell M. Krapf

                                           Title: President & CEO


                                           I.P. MANAGERS, INC.

Date:   7/31/97                            By:  /s/ CHARLES PIERPOINT, III
     --------------------------------         ----------------------------------
                                           Name: Charles Pierpoint, III

                                           Title: Secretary & Counsel

               EXHIBIT A (CENSTOR PATENTS & APPLICATIONS)

 PATENT #                                TITLE
 --------                                -----

4,423,450      Magnetic Head and Multitrack Transducer for Perpendicular
(CNR-343)      Recording and Method of Fabricating

4,636,894      Recording Head Slider Assembly
(CNR-341)

4,751,598      Thin-Film Cross-Field Closed-Flux Anisotropic Electromagnetic
(CNR-001)      Field Device

4,757,402      Slider Assembly for Supporting a Magnetic Head
(CNR-342)

4,860,139      Planarized Read/Write Head and Method
(CNR-304)

5,041,932      Integrated Magnetic Read/Write Head/Flexure/Conductor Structure
(CNR-309)

5,063,712      Micro-Burnishing Flex Head Structure
(CNR-310)

5,073,242      Method of Making Integrated Magnetic Read/Write Head/Flexure/
(CNR-309A)     Conductor Structure

5,111,351      Integrated Magnetic Read/Write Head/Flexure/Conductor Structure
(CNR-309B)

5,163,218      Method of Making Integrated Magnetic Read/Write Head/Flexure/
(CNR-309C)     Conductor Structure

5,174,012      Method of Making Integrated Magnetic Read/Write Head/Flexure/
(CNR-309D)     Conductor Structure

5,396,388      Compact High-Speed Rotary Actuator and Transducer Assembly with
(CNR-324)      Reduced Moment of Inertia and Mass-Balanced Structural Overlap
               with Drive Motor and Organizing Method for the Same

5,625,515      Compact High-Speed Rotary Actuator and Transducer Assembly with
(CNR-324A)     Reduced Moment of Inertia and Mass-Balanced Structural Overlap
               With Drive Motor and Organizing Method for the Same

5,453,315      Unitary Micro-Flexure Structure and Method of Making
(CNR-313A)

 PATENT #                                TITLE
 --------                                -----

5,476,131      Unitary Micro-Flexure Structure and Method of Making
(CNR-313D)

5,483,025      Unitary Micro-Flexure Structure
(CNR-313CA)

5,490,027      Gimbaled Micro-Head/Flexure/Conductor Assembly and System
(CNR-322)

5,550,691      Size-Independent Rigid-Disk Magnetic Digital-Information Storage
(CNR-321A)     System with Localized Read/Write Enhancements

5,557,488      Gimbaled Micro-Head/Flexure/Conductor Assembly and System
(CNR-322A)

APPLICATION #                            TITLE
-------------                            -----

CNR-321B       Hard Disk Drive with Lightly Contacting Head
08/702,936     (Divisional of CNR-321A)

CNR-329        Transducer/Flexure/Conductor Structure for Electromagnetic
08/338,394     Read/Write System (CIP of CNR-309 & 321)

CNR-329A       Head Structure for Electromagnetic Read/Write System
08/668,977     (Divisional of CNR-329, which is CIP of CNR-309 & 321)

CNR-329B       Conductive Articulator Structure for Electromagnetic Read/Write System (Divisional of
08/669,950     CNR-329, which is CIP of CNR-309 & 321)

CNR-335        Contact Interface, System and Medium in Electromagnetic Read/Write
08/408,036     Rigid-Recording-Media Environment (CIP of CNR-311)

CNR-345        Interactive System for Lapping Transducers
08/452,041

CNR-347        Durable, Low-Vibration, Dynamic-Contact Hard Disk Drive System
08/621,521     (CIP of 5,041,932)

CNR-348        Low Friction Sliding Hard Disk Drive System
08/515,140     (Continuation in part of CNR-335)

CNR-349        Contact Planar Ring Head
08/528,890     (Continuation in part of CNR-329)

CNR-350        Hard Disk Drive Having Ring Head Sliding on Perpendicular Media
08/577,493     (Continuation in part of CNR-349)

CNR-351        Contact MagnetoResistive Hard Disk Drive Head
08/725,296

CNR-354        Virtual Contact Hard Disk Drive with Planar Transducer
08/673,281

CNR-355        Stiffened Hinge for Reducing Torsional Vibration of a Suspension
08/705,798

CNR-358        Hard Disk Drive Having Contact Write and Recessed MagnetoResistive Read Head
08/778,566

APPLICATION #                            TITLE
-------------                            -----


CNR-360        Hard Disk Drive with MagnetoResistive Head and Perpendicular Media (Divisional of CNR-350)
08/771,468

                                    EXHIBIT B

                               EXISTING LICENSEES


o        International Business Machines Corporation

o        Kabool Electronics, Ltd.

o        Denki Kagaku Kogyo Kabushiki Kaisha ("Denka")

o        NEC Corporation

o        Maxtor Corporation

o        Read-Rite Corporation

o        Western Digital Corporation

o        Fujitsu Limited

o        Hitachi, Ltd.

o        LST

o        Ministor

CONFIDENTIAL

                                    EXHIBIT C

                      CENSTOR TECHNICAL INFORMATION PACKET

o Tooling and Fixture Drawings for wafer process, assembly and test of Censtor Heads

o       Process instructions for wafer process, assembly and test of Censtor
        Heads

o       Wafer process mask designs

o Electrical Schematics for custom designed test equipment to manufacture Censtor Heads

o       Process Summary for Censtor-designed disk for use with Censtor Contact
        Head.

Most of the above information will be provided on magnetic data cartridges.